Advanced Emissions Solutions, Inc. Announces Agreement to Acquire ADA Carbon Solutions, LLC, Provides Refined Coal Business Update and Reaffirms Capital Allocation Plan
Acquisition of the leading low-cost provider in the mercury control activated carbon market positions emissions control platform for long-term growth
Confirms Refined Coal market momentum with four installations of facilities and active discussions for an incremental 12 million tons
Reaffirms commitment to shareholder capital return programs
HIGHLANDS RANCH, Colorado -- November 15, 2018 -- GlobeNewswire - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the "Company" or "ADES"), a leader in emissions control solutions for coal-fired power generation and industrial markets, today announced that it has signed a definitive purchase agreement to acquire ADA Carbon Solutions, LLC ("Carbon Solutions"), a private company and a leading producer of Powdered Activated Carbon (“PAC”) solutions for the coal-fired power plant, industrial and water markets. Total consideration for this acquisition is $75 million, representing approximately 4.2x Adjusted pro-forma EBITDA1. This transaction is subject to certain agreed upon closing price adjustments and is expected to close on or before year-end. Several of Carbon Solutions key management team members will be joining the Company. After closing, ADES will launch a search for a new Chief Operating Officer to execute upon Carbon Solutions' ambitious forward business plan.
L. Heath Sampson, President and CEO of ADES, commented, "Our past execution related to growing refined coal, navigating tax reform, the return of capital to shareholders and focused corporate restructuring has provided the opportunity to complete the exciting acquisition. Pairing Carbon Solutions' recurring revenue base with our expected future Refined Coal cash flows provides a platform of growth for both segments of our business. Our unwavering commitment to growing our Refined Coal business will continue. Tax reform and IRS clarity have prompted many large institutions to come back to the refined coal market, and Tinuum has line of sight to contract an additional 12 million annual tons of refined coal with both existing and new tax equity investors."
Acquisition of Carbon Solutions:

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Carbon Solutions' market leadership is evidenced by approximately 45% and 25% share, respectively, in the North American mercury control activated carbon and North American mercury control consumables markets

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Carbon Solutions is projected to deliver roughly $73 million in Adjusted pro-forma revenue[1] for fiscal 2018, with a highly recurring revenue base supported by multi-year contracts. Carbon Solutions is projected to deliver approximately $18 million of Adjusted pro-forma EBITDA[1] in 2018

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The acquisition leverages Carbon Solutions' position as the industry's lowest cost provider, ADES’ institutional knowledge of the mercury control market, strong relationships with common customers and $2 - $3 million in expected annual run-rate cost synergies

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Carbon Solutions' assets include its Red River processing plant (with total invested capital in excess of $380 million), the Five Forks mine (with over a 40-year supply of lignite coal under lease) and a strategically located distribution hub

•	Acquisition of the lowest-cost production assets in the market at favorable terms

•	Significant near-term and long-term organic growth opportunities, including rebalancing Carbon Solutions' currently under-utilized facilities

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Significant opportunities for strategic growth, including expansion into new products and markets, as well as embedded demand for Carbon Solutions' products when refined coal ("RC") facilities expire through 2021

•	Transaction is expected to close by the end of 2018 and will be immediately accretive to earnings, excluding non-recurring integration costs

Sampson commented, “Carbon Solutions is the North American leader in activated carbon for coal-fired power plants, helping ensure clients' mercury and air-toxics standards compliance. The company was co-founded and owned by ADES until 2011. Carbon Solutions brings a recurring revenue stream, strong financial profile and natural synergies given our history and shared client base. Carbon Solutions has earned a 45% share of the North American PAC production market for mercury control through its industry-leading reputation and strong relationships with its customers. Carbon Solutions' unique collection of assets allows them to be the lowest cost provider of activated carbon in the industry - and we expect this cost advantage to grow over time through planned plant utilization increases.”
Refined Coal Business Update:
ADES has provided a business update for its refined coal business. Following the monetization of approximately 14 million tons over the trailing twelve-months, of which over 6 million tons was completed in 2018, ADES is pleased to disclose:

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Based on the 19 invested facilities as of October 31, 2018 and after cash distributions occurring during October 2018, future net RC cash flows to ADES are expected to be between $225 million and $250 million through the end of 2021

•	As previously disclosed, Tinuum has recently invested in four facility installations, representing confidence in converting current active discussions and monetizing additional pipeline opportunities

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Tinuum is in active discussions with potential tax equity investors related to several new facilities, which could increase invested tons by 12 million tons (representing an increase to current operating volumes of approximately 20% if invested)

•	ADES has net deferred tax assets of $36 million as of September 30, 2018 with the expected ability to utilize additional currently reserved deferred tax assets as growth continues
Reaffirming Capital Allocation Plan:
ADES reaffirms its dividend and share repurchase programs, with the most recently declared dividend of $0.25 per share representing the seventh consecutive quarterly dividend.
Transaction Summary
Under terms of the purchase agreement, ADES agreed to acquire Carbon Solutions for a total consideration of $75.0 million plus fees. The purchase price is expected to be funded through a $70.0 million secured term loan and $10.0 million of assumed capital leases. Closing of the Carbon Solutions acquisition is subject to the Company securing financing and other customary closing conditions. As a condition of the purchase agreement, the Company will deposit $2.0 million into escrow at signing which will be payable as a break-up fee in the event the Carbon Solutions acquisition does not close on or before the end of 2018 due to failure on the part of ADES.

Moelis & Company LLC served as ADES' exclusive financial advisor and Stinson Leonard Street LLP served as ADES' primary legal advisor on this transaction. Houlihan Lokey Capital, Inc. served as the financial advisor to Carbon Solutions and Latham & Watkins, LLP served as Carbon Solutions' legal counsel.
Conference Call and Webcast Information
The Company has scheduled a conference call to begin at 8:30 a.m. Eastern Time on Friday, November 16, 2018. The conference call will be webcast live via the Investor section of ADES' website at www.advancedemissionssolutions.com. Interested parties may also participate in the call by dialing (833) 227-5845 (Domestic) or (647) 689-4072 (International) conference ID 6635348. A supplemental investor presentation will be available on the Company's investor relations website prior to the start of the conference call.
Footnote
1 Adjusted revenue, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted pro-forma revenue, and Adjusted pro-forma EBITDA are non-GAAP measures; see the tables at the end of this release for the reconciliations to the closest GAAP basis measurement.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) is a wholly-owned subsidiary of Advanced Emissions Solutions, Inc. (“ADES”) that provides emissions control solutions for coal-fired power generation and industrial boiler industries. With more than 25 years of experience developing advanced mercury control solutions, ADA delivers proprietary environmental technologies, equipment and specialty chemicals that enable coal-fueled boilers to meet emissions regulations. These solutions enhance existing air pollution control equipment, maximizing capacity and improving operating efficiencies. Our track record includes securing more than 40 US and international patents for emissions control technology and systems and selling the most activated carbon injection systems for power plant mercury control in North America. For more information on ADA, and its products and services, visit www.adaes.com.

Tinuum Group, LLC (“Tinuum Group”) is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patented M-45™ and M-45-PC™ technologies for Circulating Fluidized Bed boilers and Pulverized Coal boilers respectively.

Caution on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include estimated future RC cash flows, projections on Carbon Solutions revenues, Carbon Solutions EBITDA, amount of operating synergies from the potential combination and future RC cash flows, expectations about Carbon Solutions' business opportunities, timing of the closing of the proposed acquisition, the ability to monetize deferred tax assets, and potential transactions with tax-equity investors. These forward-looking statements involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, future demand for Carbon Solutions products, our ability to cost-effectively integrate Carbon Solutions and recognize anticipated synergies, the Company’s ability to secure appropriate financing, timing of new and pending regulations and any legal challenges to or extensions of compliance dates of them; as well as other factors relating to our business, as described in our filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. The forward-looking statements speak only as to the date of this press release.
Source: Advanced Emissions Solutions, Inc.
Investor Contact:
Alpha IR Group
Chris Hodges or Ryan Coleman
312-445-2870
ADES@alpha-ir.com

Note on Non-GAAP Financial Measures
To supplement the Carbon Solutions financial information presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Press Release includes non-GAAP measures of certain financial performance. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA margin and Adjusted revenue. The Company included non-GAAP measures because management believes that they help to facilitate comparisons of Carbon Solutions' operating results between periods. The Company believes the non-GAAP measures provide useful information to both management and users of the financial statements by excluding certain expenses, gains and losses that may not be indicative of core operating results and business outlook. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate Carbon Solutions' results of operations in conjunction with the corresponding GAAP measures.
The Company has defined Adjusted EBITDA, as it relates to this transaction, as EBITDA (consolidated net income before depreciation, depletion and accretion, interest expense, net, income taxes and non-cash impairment charges, each of which is presented in the tables included hereafter in this Press Release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: coal sales profit, other income, mergers and acquisition costs, equity-based compensation expense, unrealized losses (gains) on derivatives, non-cash long term incentive plan expense and pro-forma adjustment for contract wins.
The Company has defined Adjusted EBITDA margin as Adjusted EBITDA, as defined above, over Adjusted revenue, as defined below.
Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect Carbon Solutions' operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of Carbon Solutions' operating businesses and provides greater transparency into Carbon Solutions' results of operations. The Company's management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of Carbon Solutions for this transaction
Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing Carbon Solutions' results as reported under GAAP.
The Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA for this transaction, but may not be identical as the Company continues to evaluate what information is most beneficial to investors. The exclusion of these charges and costs in future periods may have a significant impact on the Company's Adjusted EBITDA.
Adjusted revenue is calculated as Revenues adjusted for the impact of the coal revenues. When used in conjunction with GAAP financial measures, Adjusted revenue is a supplemental measure of operating performance that management believes is a useful measure related to this transaction to evaluate Carbon Solutions' performance relative to the performance of its competitors as well as performance period over period. Additionally, the Company believes that each measure is less susceptible to variances that affect its operating performance results.
Use of Projections
This Press Release, referred to above, contain financial projections with respect to Carbon Solutions' estimated Adjusted pro-forma revenues, Adjusted EBITDA, and Adjusted EBITDA margin for Carbon Solutions' fiscal year ending December 31, 2018, all of which are non-GAAP measures. Neither ADES’ independent auditors nor the independent auditors of Carbon Solutions audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Press Release and, accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Press Release. These projections should not be relied upon as being necessarily indicative of future results.
In this Press Release certain of the above-mentioned projected financial information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Carbon Solutions or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Press Release should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

TABLE 1
ADA Carbon Solutions, LLC and Subsidiaries
Adjusted EBITDA Reconciliation to Net Loss
(Amounts in thousands, except percentages)
(Unaudited)

		Years Ended December 31,
		2018*	2017	2016	2015
Net loss		$(34,203)	$(23,597)	$(16,367)	$(13,808)
Depreciation, depletion and accretion		26,134	24,771	23,469	18,032
Interest expense, net		11,399	11,351	11,317	9,856
Income Tax		27	48	11	—
Non-cash impairment charges		—	39	2,975	—
EBITDA		$3,357	$12,612	$21,405	$14,080
Coal sales margins	(1)	—	(1,281)	(186)	—
Other income	(2)	(548)	(296)	(757)	(868)
Merger and acquisition costs	(3)	3,343	643	—	—
Equity-based compensation expense		—	(69)	(391)	583
Unrealized losses (gains) on derivatives		—	155	(443)	135
Non-cash long term incentive plan expense		—	(187)	41	414
Pro-forma adjustment for contract wins	(4)	5,214	—	—	—
Costs to achieve synergies of acquisition	(5)	3,800	—	—	—
Estimated operating synergies	(6)	2,500	—	—	—
Adjusted EBITDA	(7)	$17,666	$11,577	$19,669	$14,344
Adjusted EBITDA Margin	(7)	24%	17%	25%	20%

* Amounts represent adjusted pro-forma annualized numbers based on key customer wins and losses during the second half of 2018 and estimated results through December 31, 2018.
(1) Represents non-recurring sales less related cost of sales made to a third party for lignite coal.
(2) Other income adjusted as amounts are not believed to be recurring in nature.
(3) Merger and acquisition costs represent one-time transaction costs Carbon Solutions incurred during the overall transaction process.
(4) Represents gross margin for key customer contract wins and losses executed during the second half of 2018 that have been annualized for the expected full year impact.
(5) Represents annualized one-time costs incurred to achieve synergies from the acquisition as if all costs were incurred during 2018.
(6) Represents annualized cost reductions as a result of the acquisition as if all synergies were incurred during 2018.
(7) Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 2
ADA Carbon Solutions, LLC and Subsidiaries
Adjusted Revenue Reconciliation
(Amounts in thousands)
(Unaudited)

		Years Ended December 31,
		2018*	2017	2016	2015
Revenues		$63,900	$74,971	$80,466	$71,598
Coal revenues	(1)	—	(6,101)	(886)	—
Pro-forma adjustment for contract wins	(2)	8,714	$—	$—	$—
Adjusted Revenues	(3)	$72,614	$68,870	$79,580	$71,598

* Amounts represent adjusted pro-forma annualized numbers based on key customer wins and losses during the second half of 2018 and estimated results through December 31, 2018.
(1) Represents non-recurring sales made to a third party for lignite coal.
(2) Represents key customer contract wins and losses executed during the second half of 2018 that have been annualized for the expected full year impacts.
(3) Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.